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                          LEUCADIA NATIONAL CORPORATION


                                       and


                                  [ ], Trustee


                              --------------------



                                    INDENTURE


                          Dated as of October [ ], 1996


                              --------------------



                                  $135,000,000


                     [ ]% Senior Subordinated Notes due 2006



================================================================================



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                              CROSS-REFERENCE TABLE


TIA Section                                                      Indenture Section
-----------                                                      -----------------
310(a)(1).....................................................   6.10
   (a)(2).....................................................   6.10
   (a)(3).....................................................   N.A.
   (a)(4).....................................................   N.A.
   (a)(5).....................................................   6.08
   (b)........................................................   6.08; 6.10
   (c)........................................................   N.A.
311(a)........................................................   6.11
   (b)........................................................   6.11
   (c)........................................................   N.A.
312(a)........................................................   2.05
   (b)........................................................   10.03
   (c)........................................................   10.03
313(a)........................................................   6.06
   (b)(1).....................................................   N.A.
   (b)(2).....................................................   6.06
   (c)........................................................   6.06; 10.02
   (d)........................................................   6.06
314(a)........................................................   3.02; 3.03; 10.02
   (b)........................................................   N.A.
   (c)(1).....................................................   10.04
   (c)(2).....................................................   10.04
   (c)(3).....................................................   N.A.
   (d)........................................................   N.A.
   (e)........................................................   10.05
   (f)........................................................   N.A.
315(a)........................................................   6.01(b)
   (b)........................................................   6.05; 10.02
   (c)........................................................   6.01(a)
   (d)........................................................   6.01(c)
   (e)........................................................   5.11
316(a)(last sentence).........................................   10.06
   (a)(1)(A)..................................................   5.05
   (a)(1)(B)..................................................   5.02; 5.04; 8.02
   (a)(2).....................................................   N.A.
   (b)........................................................   5.07
317(a)(1).....................................................   5.08
   (a)(2).....................................................   5.09
   (b)........................................................   2.04
318(a)........................................................   10.01


--------------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.



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                                TABLE OF CONTENTS


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                                          Page
                                                                                          ----
Section 1.01.           Definitions....................................................     1
Section 1.02.           Other Definitions..............................................    10
Section 1.03.           Incorporation by Reference of Trust
                          Indenture Act................................................    10
Section 1.04.           Rules of Construction..........................................    11

                                   ARTICLE TWO

                                 THE SECURITIES

Section 2.01.           Form and Dating................................................    12
Section 2.02.           Execution and Authentication...................................    12
Section 2.03.           Registrar and Paying Agent.....................................    13
Section 2.04.           Paying Agent To Hold Money in Trust............................    13
Section 2.05.           Securityholder Lists...........................................    14
Section 2.06.           Transfer and Exchange..........................................    14
Section 2.07.           Replacement Securities.........................................    14
Section 2.08.           Outstanding Securities.........................................    15
Section 2.09.           Temporary Securities...........................................    15
Section 2.10.           Cancellation...................................................    15
Section 2.11.           Defaulted Interest.............................................    16

                                  ARTICLE THREE

                                    COVENANTS

Section 3.01.           Payment of Securities..........................................    16
Section 3.02.           SEC Reports....................................................    16
Section 3.03.           Compliance Certificate.........................................    17
Section 3.04.           Maintenance of Office or Agency................................    18
Section 3.05.           Corporate Existence............................................    18
Section 3.06.           Waiver of Stay, Extension or Usury Laws........................    19
Section 3.07.           Transactions with Affiliates...................................    19
Section 3.08.           Limitation on Dividend and Other Payment
                          Restrictions Affecting Subsidiaries..........................    20
Section 3.09.           Limitation on Restricted Payments and
                          Restricted Investments.......................................    20
Section 3.10.           Maintenance of Consolidated Tangible Net
                          Worth........................................................    21


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

                                                                                          Page
                                                                                          ----
Section 3.11.           Change of Control..............................................    25
Section 3.12.           Limitation on Incurrence of Additional
                          Indebtedness by the Company and on
                          Incurrence of Additional Indebtedness
                          and Issuance of Preferred Stock by Its
                          Subsidiaries.................................................    28
Section 3.13.           Limitation on Issuance of Other
                          Subordinated Debt............................................    28
Section 3.14.           Restriction on Investments by Insurance
                          Subsidiaries.................................................    28
Section 3.15.           Limitation on Certain Payments or
                          Investments..................................................    29

                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

Section 4.01.           When Company May Merge, etc....................................    30
Section 4.02.           Successor Corporation Substituted..............................    31

                                  ARTICLE FIVE

                              DEFAULTS AND REMEDIES

Section 5.01.           Events of Default..............................................    32
Section 5.02.           Acceleration...................................................    33
Section 5.03.           Other Remedies.................................................    34
Section 5.04.           Waiver of Past Defaults........................................    34
Section 5.05.           Control by Majority............................................    35
Section 5.06.           Limitation on Remedies.........................................    35
Section 5.07.           Rights of Holders To Receive Payment...........................    36
Section 5.08.           Collection Suit by Trustee.....................................    36
Section 5.09.           Trustee May File Proofs of Claim...............................    36
Section 5.10.           Priorities.....................................................    36
Section 5.11.           Undertaking for Costs..........................................    37

                                   ARTICLE SIX

                                     TRUSTEE

Section 6.01.           Duties of Trustee..............................................    37
Section 6.02.           Rights of Trustee..............................................    39
Section 6.03.           Individual Rights of Trustee...................................    39
Section 6.04.           Trustee's Disclaimer...........................................    40
Section 6.05.           Notice of Defaults.............................................    40
Section 6.06.           Reports by Trustee to Holders..................................    40




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


                                                                                          Page
                                                                                          ----
Section 6.07.           Compensation and Indemnity.....................................    40
Section 6.08.           Replacement of Trustee.........................................    42
Section 6.09.           Successor Trustee by Merger, etc...............................    43
Section 6.10.           Eligibility; Disqualification..................................    43
Section 6.11.           Preferential Collection of Claims Against
                          Company......................................................    43

                                  ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

Section 7.01.           Termination of Company's Obligations...........................    43
Section 7.02.           Application of Trust Money.....................................    44
Section 7.03.           Repayment to Company...........................................    44
Section 7.04.           Reinstatement..................................................    45

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.           Without Consent of Holders.....................................    45
Section 8.02.           With Consent of Holders........................................    46
Section 8.03.           Compliance with Trust Indenture Act............................    47
Section 8.04.           Revocation and Effect of Consents..............................    47
Section 8.05.           Notation on or Exchange of Securities..........................    48
Section 8.06.           Trustee Protected..............................................    48

                                  ARTICLE NINE

                                  SUBORDINATION

Section 9.01.           Securities Subordinated to Senior
                          Indebtedness.................................................    48
Section 9.02.           Company Not To Make Payments with Respect
                          to Securities in Certain Circumstances.......................    49
Section 9.03.           Securities Subordinated to Prior Payment
                          of All Senior Indebtedness on
                          Dissolution, Liquidation or Reorganization
                          of Company...................................................    50
Section 9.04.           Securityholders To Be Subrogated to
                          Rights of Holders of Senior
                          Indebtedness.................................................    51
Section 9.05.           Obligation of the Company Unconditional........................    52




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

                                                                                          Page
                                                                                          ----
Section 9.06.           Trustee Entitled To Assume Payments Not
                          Prohibited in Absence of Notice..............................    53
Section 9.07.           Application by Trustee of Monies
                          Deposited with It............................................    53
Section 9.08.           Subordination Rights Not Impaired by
                          Acts or Omissions of Company or Holders
                          of Senior Indebtedness.......................................    54
Section 9.09.           Securityholders Authorize Trustee To...........................
                          Effectuate Subordination of Securities.......................    54
Section 9.10.           Right of Trustee To Hold Senior
                          Indebtedness.................................................    55
Section 9.11.           Article Nine Not To Prevent Events of
                          Default......................................................    55
Section 9.12.           Ranking; Designation...........................................    55

                                   ARTICLE TEN

                                  MISCELLANEOUS

Section 10.01.          Trust Indenture Act Controls...................................    55
Section 10.02.          Notices........................................................    56
Section 10.03.          Communication by Holders with Other
                          Holders......................................................    57
Section 10.04.          Certificate and Opinion as to Conditions
                          Precedent....................................................    57
Section 10.05.          Statements Required in Certificate or
                          Opinion......................................................    57
Section 10.06.          When Treasury Securities Disregarded...........................    58
Section 10.07.          Rules by Trustee and Agents....................................    58
Section 10.08.          Legal Holidays.................................................    58
Section 10.09.          Governing Law..................................................    58
Section 10.10.          No Adverse Interpretation of Other
                          Agreements...................................................    58
Section 10.11.          No Recourse Against Others.....................................    58
Section 10.12.          Successors.....................................................    59
Section 10.13.          Duplicate Originals............................................    59
Section 10.14.          Separability...................................................    59

SIGNATURES.............. ..............................................................    60
EXHIBIT A - FORM OF SECURITY...........................................................   A-1


--------------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.


                                      -iv-


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







               INDENTURE dated as of October [ ], 1996 between Leucadia National
Corporation, a New York corporation (the "Company"), and [             ], as
trustee (the "Trustee").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's [ ]% Senior Subordinated Notes due October [ ], 2006 (the "Securities"):

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

               "Acquired Indebtedness" means Indebtedness or Preferred Stock of a Person either (i) existing at the time such Person becomes a Subsidiary, (ii) assumed in connection with the acquisition of assets of such Person or (iii) any refinancing or replacement by such Person of such Indebtedness or Preferred Stock; provided, that the aggregate amount of such Indebtedness or Preferred Stock then outstanding is not increased. Acquired Indebtedness shall not include
(x) any such Indebtedness created or Preferred Stock issued in anticipation of such Person becoming a Subsidiary (other than a refinancing or replacement of Indebtedness or Preferred Stock of such Person, which original Indebtedness or Preferred Stock was not incurred or issued in anticipation of such Person becoming a Subsidiary) or (y) any Indebtedness or Preferred Stock that is recourse to the Company or any Subsidiary or any of their respective assets, other than to such Person and its Subsidiaries and their respective assets.

               "Affiliate" of the Company means (i) any Related Person and (ii) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent" means any Registrar, Paying Agent or co-registrar.



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                                       -2-



               "Board of Directors" means the Board of Directors of the Company or any committee thereof.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "business day" means any day on which the New York Stock Exchange is open for trading and which is not a Legal Holiday.

               "Capitalized Lease" means any lease which is, in accordance with GAAP, capitalized on the balance sheet of the lessee.

               "Capitalized Lease Obligations" means the discounted present value of the rental obligations of any Person under any lease of any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person.

               "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof, (ii) U.S. dollar denominated time deposits, certificates of deposit, eurodollar time deposits, eurodollar certificates of deposit, and bankers acceptances of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (iii) commercial paper having a rating from Standard & Poor's Corporation ("S&P") of at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") of at least P-2 or the equivalent thereof or from Duff & Phelps Inc. ("Duff & Phelps") of at least D-2 or the equivalent thereof and maturing within nine months from the date of acquisition, and (iv) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least D-2 or the equivalent thereof by Duff & Phelps and maturing within nine months from the date of acquisition.

               "Certain Payment or Investment" shall be deemed to occur on the first day on which the aggregate Restricted Payments and Restricted Investments exceed by $100,000,000 (calculated on the date of payment or investment) the amount of Restricted Payments and Restricted Investments that could otherwise be made pursuant to Section 3.09 if gains on sales of segments, businesses or major lines of business, net of losses on such sales (whether sold as assets or stock), had been excluded from the definition of "Consolidated Net Income".

               "Common Shares" means the Common Shares, par value $1.00 per share, of the Company.

               "Company" means Leucadia National Corporation, a New York corporation, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

               "Consolidated Debt" means, on any date, the sum of (i) total Indebtedness of the Company and its Subsidiaries, at such date, determined in accordance with GAAP on a consolidated basis, and (ii) the aggregate liquidation preference of all Preferred Stock of Subsidiaries of the Company, at such date, other than Preferred Stock to the extent held by the Company and its Subsidiaries; provided, that Consolidated Debt shall not include Permitted Indebtedness.

               "Consolidated Net Income" and "Consolidated Net Loss" mean, for any period, the net income or loss, as the case may be, of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (provided, that, for periods ended prior to January 1, 1995, Consolidated Net Income shall mean the reported income before cumulative effects of changes in accounting principles of the Company and its Subsidiaries); provided, that there shall be excluded therefrom (to the extent otherwise included therein) (i) the net income (or net loss) of any Person that is not the Company or a Subsidiary of the Company, except net income of such Person may be included to the extent of the amount of dividends or other distributions actually paid or made to the Company or any of its Subsidiaries by such other Person during such period, (ii) except to the extent includible pursuant to the foregoing clause (i), the net income (or net loss) of any other Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or such other Person's assets are acquired by the Company or any of its Subsidiaries,

(iii) all extraordinary gains, to the extent they exceed extraordinary losses, in each case, determined in accordance with GAAP and (iv) all gains or losses resulting from the effect of any accounting change.

               "Consolidated Net Worth" means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Company as of such date determined on a consolidated basis in accordance with GAAP.

               "Consolidated Tangible Net Worth" with respect to the Company means, as of any date, the total shareholders' equity of the Company determined in accordance with GAAP less (a) (to the extent not otherwise deducted from total shareholders' equity at such date) the amount of Restricted Investments of the Company and its Subsidiaries outstanding on such date and (b) any and all goodwill and other intangible assets reflected on the consolidated balance sheet of the Company as of such date. Deferred policy acquisition costs ("DPAC") and that portion of the value of insurance in force resulting from an acquisition and equivalent to the amount of DPAC of the acquired entity outstanding immediately prior to such acquisition shall not be deemed goodwill or other intangible assets for purposes of determining Consolidated Tangible Net Worth.

               "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

               "8 1/4% Notes" means the Company's 8 1/4% Senior Subordinated Notes due 2005.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "5 1/4% Debentures" mean the Company's 5 1/4% Convertible Subordinated Debentures due 2003.

               "GAAP" or "generally accepted accounting principles" means United States generally accepted accounting principles as in effect on December 31, 1995, without giving effect to the Company's adoption after such date of any change in its application of GAAP.

               "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

               "Indebtedness" of any Person means (i) any liability of such Person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a Purchase Money Obligation or deferred payment obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, (c) for the payment of a Capitalized Lease Obligation of such Person or (d) with respect to the reimbursement of any letter of credit, banker's acceptance or similar credit transaction (other than trade letters of credit issued in the ordinary course of business; provided, that the failure to make prompt reimbursement of any trade letter of credit shall be deemed to be the incurrence of Indebtedness); and (ii) any guarantee by such Person of any liability of others described in clause (i) above or any obligation of such Person with respect to any liability of others described in clause (i) above. Indebtedness shall not include deposits at the Company's banking and lending Subsidiaries.

               "Indenture" means this Indenture as amended or supplemented from time to time.

               "Independent Director" means any director of the Company who is neither (i) an executive officer or an employee of the Company or of any of its Subsidiaries or Affiliates or (ii) a Related Person.

               "Investment" means any direct or indirect advance, loan (other than advances or loans to customers in the ordinary course of business, which are recorded at the time made as accounts receivable on the balance sheet of the Person making such advance or loan) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures, evidences of Indebtedness or other securities issued by, any other Person.

               "Investment Grade" is defined as BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by Moody's or S&P.

               "Investment Grade Securities" means (i) securities having any of the following ratings: at least BBB- or the equivalent thereof by S&P or at least Baa3 or the equivalent thereof by Moody's or at least BBB- or the equivalent thereof by Duff & Phelps or (ii) cash or Cash Equivalents.

               "Material Subsidiary" means (i) any Subsidiary of the Company which at December 31, 1995 was a "significant subsidiary" under Regulation S-X promulgated by the SEC or any successor to such Subsidiary and (ii) any other Subsidiary of the Company; provided, that the Company's investments in and advances to such Subsidiary at the date of determination thereof, without giving effect to any write downs in such investments or advances taken within the prior 12 months, represent 20% or more of the Company's Consolidated Tangible Net Worth as of such time; provided, however, that this clause (ii) shall not include any Subsidiary if, at the time that it became a Subsidiary, the Company contemplated commencing a voluntary case or proceeding under the Bankruptcy Law with respect to such Subsidiary.

               "Minimum Tangible Net Worth" means $250,000,000.

               "Obligations" means any principal, interest, penalties, fees, indemnities and other obligations and liabilities payable under the documentation governing the applicable Indebtedness.

               "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

               "Officers' Certificate" means a certificate signed by two Officers or by an Officer and the Secretary, Assistant Secretary or Assistant Treasurer of the Company.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "Permitted Indebtedness" means (i) any Indebtedness of the Company and its Subsidiaries outstanding on the date of this Indenture or any refinancing or replacement thereof; provided, that the aggregate amount of such Indebtedness is not increased, (ii) Acquired Indebtedness, (iii) Preferred Stock of Subsidiaries held by the Company or its Subsidiaries (it being understood that the sale of such Preferred Stock by the Company or such Subsidiary to any Person other than the Company or a Subsidiary of the Company or such Subsidiary no longer being a Subsidiary shall be deemed the issuance of Preferred Stock for purposes of Section 3.12) and (iv) intercompany Indebtedness.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Preferred Stock" of an entity means the Capital Stock of that entity which is preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation, over the shares of any other class or series of Capital Stock of said entity.

               "principal" of a debt security means the principal amount of the security plus the premium, if any, on the security.

               "Purchase Money Obligations" means indebtedness evidenced by a note, debenture, bond or other security or investment (whether or not secured by any lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by the Company or any Subsidiary; provided, however, that such term shall not include any account payable or any other indebtedness incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services.

               "Related Person" means any Person who directly or indirectly holds 10% or more of any class of Capital Stock of the Company as determined pursuant to Rule 13d-3 under the Exchange Act.

               "Restricted Investment" means, with respect to the Company or any Subsidiary of the Company, an Investment by such Person in an Affiliate of the Company (other than (x) in the Company or a Subsidiary of the Company or (y) in a Person that is an Affiliate of the Company solely because of (i) the ownership of securities of such Person by the Company or its Subsidiaries, (ii) contractual arrangements between the Company and its Subsidiaries and such Person or (iii) a combination of (i) and (ii)).

               "Restricted Payment" means (i) the declaration or making of any dividend or of any other payment or distribution on or with respect to the Company's Capital Stock (other than dividends, payments or distributions payable solely in shares of the Company's Capital Stock), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of the Company's Capital Stock; provided, that so long as there shall not be a Default or Event of Default under this Indenture, any payment to the estate of Ian M. Cumming or Joseph S. Steinberg (or any trustee or other legal representative on behalf of the legatees or heirs of such Persons) on account of the repurchase or redemption of Voting Stock owned by such estates (or trustees or legal representatives), solely from the net proceeds of any life insurance maintained by the Company on either of such Persons, shall not be a Restricted Payment and (iii) the declaration or making of any dividend or any other payment or distribution with respect to the Capital Stock of any Subsidiary of the Company and any payment on account of the purchase, redemption, retirement or other acquisition for value of the Capital Stock of any Subsidiary of the Company but, with respect to this clause (iii), only to the extent such dividend, payment or distribution is received by an Affiliate of the Company (other than (x) the Company or a Subsidiary of the Company or (y) a Person that is an Affiliate of the Company solely because of
(A) the ownership of securities of such Person by the Company or its Subsidiaries, (B) contractual arrangements between the Company and its Subsidiaries and such Person or (C) a combination of (A) and (B)).

               "SEC" means the Securities and Exchange Commission.

               "Securities" means the securities, as amended or supplemented from time to time, that are issued and outstanding under this Indenture.

               "Senior Indebtedness" means all Obligations of the Company with respect to the following, whether outstanding at the date of original execution of this Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed, including, without limitation, indebtedness of the Company for money borrowed which is evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or other instrument, and also including indebtedness represented by Purchase Money Obligations, but only to the extent such indebtedness is enforceable by a money judgment; (b) guarantees or assumptions by the Company of indebtedness of others of any of the kinds described in the preceding clause (a); and (c) renewals, extensions and refundings of, and indebtedness of a successor corporation issued in exchange for or in replacement of, indebtedness, guarantees and assumptions of the kinds described in the preceding clauses (a) or (b), unless, in the case of any particular indebtedness, obligation, guarantee, assumption, renewal, extension or refunding, the instrument creating or evidencing the same expressly provides that such indebtedness, obligation, guarantee, assumption, renewal, extension or refunding is not superior in right of payment to the Securities; provided, that Senior Indebtedness shall not be deemed to include (i) any indebtedness of the Company to any Subsidiary, (ii) any liability for taxes, (iii) any amounts payable or other liabilities to trade creditors arising in the ordinary course of business, (iv) any indebtedness which is subordinate or junior by its terms to any other Indebtedness of the Company, (v) the 10 3/8% Notes, (vi) the 8 1/4% Notes or (vii) the 5 1/4% Debentures.

               "Subsidiary" means a corporation or business trust a majority of whose Voting Stock is owned by the Company or a Subsidiary.

               "10 3/8% Notes" means the Company's 10 3/8% Senior Subordinated Notes due 2002.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

               "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

               "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "United States" means the United States of America.

               "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

               "Voting Stock" with respect to any Person, means Capital Stock of such Person having general voting power under ordinary circumstances to elect directors to the board of directors of such Person, but shall not include any Capital Stock that has or would have such voting power solely by reason of the happening of any contingency.

               "Wholly-Owned Subsidiary" means any Subsidiary in which the Company or a Subsidiary owns all of the Capital Stock, other than directors qualifying shares.

SECTION 1.02. Other Definitions.


                                                                        Defined
        Term                                                            in Section
        ----                                                            ----------
        "Bankruptcy Law"................................................       5.01
        "Certain Payment or
          Investment Notice"............................................       3.15
        "Certain Payment or Investment
          Payment Date".................................................       3.15
        "Change of Control".............................................       3.11
        "Change of Control Notice"......................................       3.11
        "Change of Control Payment Date"................................       3.11
        "Custodian".....................................................       5.01
        "Deficiency Date"...............................................       3.10
        "Disposition"...................................................       3.11
        "Event of Default"..............................................       5.01
        "Legal Holiday".................................................      10.08
        "Offer".........................................................       3.10
        "Offer Amount"..................................................       3.10
        "Offer Payment Date"............................................       3.10
        "Paying Agent"..................................................       2.03
        "Recipient".....................................................       3.11
        "Registrar".....................................................       2.03
        "U.S. Government Obligations"...................................       7.01




SECTION 1.03. Incorporation by Reference of Trust
              Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company.

               All other TIA terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

               Unless the context otherwise requires:

               (1)    a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

               (3)    "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

               (6) provisions apply to successive events and transactions; and

               (7) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.

               The Securities and the certificate of authentication shall be substantially in the form of Exhibit A. The provisions of Exhibit A are part of this Indenture. The Securities may have notations, legends and endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

SECTION 2.02.  Execution and Authentication.

               One Officer and the Secretary or an Assistant Secretary of the Company shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

               If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

               A Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee or an authenticating agent shall authenticate Securities for original issue in the aggregate principal amount of $135,000,000, upon a written order of the Company signed by two Officers or by an Officer and the Secretary or an Assistant Secretary of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed $135,000,000, except as provided in Section 2.07.

               The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

               The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

               The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

               The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the Borough of Manhattan, The City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.

SECTION 2.04.  Paying Agent To Hold Money in Trust.

               On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay such principal and interest becoming due. The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, such Paying Agent (other than the Company or a Subsidiary) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as separate trust funds all money held by it as Paying Agent.

SECTION 2.05.  Securityholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.  Transfer and Exchange.

               When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the requirements of the Registrar are met. The Company shall cooperate with the Registrar in meeting its requirements. To permit transfers, registration and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any transfer, registration or exchange and may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but not for any exchange pursuant to Sections 2.09 or 8.05.

SECTION 2.07.  Replacement Securities.

               If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee or the Company that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

SECTION 2.08.  Outstanding Securities.

               Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 10.06, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If any Paying Agent (other than the Company or a Subsidiary) holds on the maturity date money received by the Paying Agent pursuant to this Indenture and sufficient to pay the principal and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate the temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities surrendered to it.

SECTION 2.10.  Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration, transfer, exchange, payment or cancellation and shall destroy cancelled Securities unless the Company directs their return to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.11.  Defaulted Interest.

               If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                                  ARTICLE THREE

                                    COVENANTS

SECTION 3.01. Payment of Securities.

               The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds such installment in immediately available funds at 9:00 A.M. on the date such installment is due.

               The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 3.02.  SEC Reports.

               (a) The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Trustee on the same timely basis such reports, information and other documents as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

               (b) So long as any of the Securities remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act, to be so filed with the Trustee within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year and, after the date such reports are so required to be filed with the Trustee, to be furnished to any Holder upon such Holder's request.

               (c) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Securityholders under this Section 3.02.

SECTION 3.03.  Compliance Certificate.

               The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which as of the date of this Indenture is December 31) an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default and efforts to remedy the same. The Company shall notify the Trustee within 10 days following the occurrence thereof of any acceleration which is an Event of Default within the meaning of Section 5.01(4).

SECTION 3.04.  Maintenance of Office or Agency.

               The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 3.05.  Corporate Existence.

               Subject to Article Four, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of each Material Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Material Subsidiaries; provided, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Material Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 3.06.  Waiver of Stay, Extension or Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.07.  Transactions with Affiliates.

               The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions with any Affiliate (other than (a) with the Company or a Wholly-Owned Subsidiary or (b) the making of a Restricted Payment or Restricted Investment otherwise permitted by Section 3.09), including, without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless such transaction or series of transactions is in good faith and at arm's-length and on terms which are at least as favorable as those available in a comparable transaction from an unrelated Person. Any such transaction that involves in excess of $10,000,000 shall be approved by a majority of the Independent Directors on the Board of Directors of the Company; or, in the event that at the time of any such transaction or series of related transactions there are no Independent Directors serving on the Board of Directors of the Company, such transaction or series of related transactions shall be approved by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction for which approval is required.

SECTION 3.08.  Limitation on Dividend and Other Payment
               Restrictions Affecting Subsidiaries.

               The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary, or pay any Indebtedness owed to the Company or any Subsidiary, (b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reasons of (i) applicable law,
(ii) this Indenture, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired, (v) Indebtedness existing on the date of this Indenture and any refinancing of such existing Indebtedness so long as the terms and conditions of any such refinancing agreements are no less favorable to the Company than those contained in the agreements governing the Indebtedness being refinanced or (vi) other Indebtedness; provided, that the Board of Directors of the Company shall have concluded, in good faith, that the terms thereof do not have a materially adverse effect on the Company, on a stand-alone basis, or the Company's ability, on a stand-alone basis, to meet its obligations.

SECTION 3.09.  Limitation on Restricted Payments
               and Restricted Investments.

               The Company shall not, and shall not permit any Subsidiary to, make, directly or indirectly, any Restricted Payment or Restricted Investment if, immediately after giving effect to such Restricted Payment or Restricted Investment, as the case may be: (a) a Default or Event of Default shall have occurred and be continuing, (b) the Company's Consolidated Tangible Net Worth would be less than $250,000,000, (c) the Company would not be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.12(a) hereof or (d) the sum of (x) the aggregate amount expended for all Restricted Payments subsequent to March 31, 1992 and (y) the aggregate amount of Restricted

Investments made subsequent to March 31, 1992 and then outstanding reduced by any write down of any such Restricted Investment to the extent that such write down otherwise reduced Consolidated Net Income (the amount so expended for a Restricted Payment or a Restricted Investment, if other than in cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) would exceed the sum of (1) $35,000,000, (2) 50% of the aggregate Consolidated Net Income of the Company (or minus 100% of the aggregate Consolidated Net Loss of the Company) accrued on a cumulative basis subsequent to March 31, 1992, and (3) the aggregate net proceeds, including the fair value of property other than cash (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), received by the Company in respect of the issue or sale subsequent to March 31, 1992 of (i) any shares of Capital Stock of the Company, or (ii) any Indebtedness of the Company to the extent converted into or exchanged for Capital Stock of the Company subsequent to March 31, 1992. This Section 3.09 shall not prevent (x) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the foregoing provisions, or (y) the retirement of any shares of the Company's Capital Stock by exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of the Capital Stock of the Company, and neither such retirement, exchange or conversion nor the proceeds of any such sale shall be included in any computation made under this Section 3.09.

SECTION 3.10.  Maintenance of Consolidated Tangible Net Worth.

               (a) If, on the last day of each of any two consecutive fiscal quarters of the Company (the last day of the second such fiscal quarter being referred to as the "Deficiency Date"), the Company's Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth, then the Company shall, no later than 65 days after each such Deficiency Date (110 days if such Deficiency Date is the last day of the Company's fiscal year), make an offer to all Holders to purchase (an "Offer") 10% of the aggregate principal amount of Securities originally issued (the "Offer Amount") at a purchase price of 100% of the principal amount of such Securities, plus accrued interest to the date of purchase. The Offer shall remain open for a period of 20 business days following its commencement (unless required to remain open for a longer period by applicable law) and the

Company shall purchase for cash the Offer Amount of Securities on a designated date (the "Offer Payment Date") no later than five business days after the termination of the Offer or, if less than the Offer Amount has been tendered, all Securities then tendered; provided, however, that the Company shall not be obligated to purchase any of such Securities unless Holders of at least 10% of the Offer Amount of Securities shall have tendered and not subsequently withdrawn their Securities for repurchase. If the aggregate principal amount of Securities tendered to the Company exceeds the Offer Amount, the Company shall purchase the Securities tendered to it pro rata among such Securities tendered (with such adjustments as may be appropriate so that only Securities in denominations of $1,000 and integral multiples thereof shall be purchased). The Company shall comply with all applicable Federal and state securities laws in connection with each Offer. In no event shall the failure of the Company's Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the making of more than one Offer.

               (b) The Company may reduce the principal amount of Securities to be purchased pursuant to the Offer by subtracting 100% of the principal amount of Securities acquired by the Company subsequent to the Deficiency Date through purchase (otherwise than pursuant to this Section 3.10 or Section 3.11 or 3.15 hereof) or exchange, and surrendered for cancellation. The Company, however, may not credit Securities that have been previously used as a credit against any obligation to repurchase Securities pursuant to this Section 3.10. The Company shall notify the Trustee prior to the making of any Offer whether the Company elects to reduce the principal amount of Securities to be purchased pursuant to an Offer as provided above and set forth the amount of the credit and the basis provided above for such credit (including identification of any previously cancelled Securities not theretofore made the basis for the credit), and shall deliver such Securities with such notice.

               (c) The Company shall furnish the Trustee with an Officers' Certificate (upon which the Trustee may conclusively rely) notifying the Trustee that Consolidated Tangible Net Worth has declined below the Minimum Tangible Net Worth at the end of any fiscal quarter in which Consolidated Tangible Net Worth has so declined, if such quarter is one of the first three quarters of any fiscal year of the Company, within 55 days after the end of such quarter and, if such quarter is the fourth quarter of any fiscal year of the Company, within 100 days after the end of such fiscal year; provided, that the Trustee shall receive such Officers' Certificate at least 15 days prior to any Offer pursuant to
Section 3.10(a) and any Notice of Offer pursuant to Section 3.10(d). The Trustee shall notify the Holders within 10 days after it receives each such notice. Failure to give such notice shall not affect the obligations of the Company pursuant to this Section 3.10.

               (d) Notice of an Offer shall be prepared and sent, by first class mail, by the Company to all Holders not less than 30 days nor more than 60 days before the Offer Payment Date at their last registered address. The notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report filed pursuant to the Exchange Act on Form 10-Q
(x) for the Company's first fiscal quarter if the Deficiency Date is the last day of the Company's second fiscal quarter, (y) for the Company's second fiscal quarter if the Deficiency Date is the last day of the Company's third fiscal quarter or (z) for the Company's third fiscal quarter if the Deficiency Date is the last day of the Company's last fiscal quarter. If the Deficiency Date is the last day of the Company's first fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending immediately prior to such Deficiency Date, if available, and in an Annual Report filed pursuant to the Exchange Act on Form 10-K for such fiscal year shall accompany the notice. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the notice shall be accompanied by financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report of a firm of established national reputation reasonably satisfactory to the Trustee), comparable to that which the Company would have been required to include in such Quarterly Reports or Annual Report to Shareholders, as the case may be. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer. The notice, which shall govern the terms of the Offer, shall state:

               (1) that the Offer is being made pursuant to this
        Section 3.10;

               (2) the Offer Amount, the purchase price (including the amount of accrued interest) and the Offer Payment Date;

               (3) whether the Company has elected to reduce the principal amount of Securities to be purchased pursuant to an Offer, and has delivered to the Trustee for cancellation the Securities that are to be made the basis for such reduction and, if so, the amount of such Securities;

               (4) that any Security not tendered or accepted for payment will continue to accrue interest;

               (5) that any Security accepted for payment pursuant to the Offer becomes due and payable on the Offer Payment Date, and that, unless the Company defaults in making payment therefor (including, without limitation, if such default results because such payment is prohibited pursuant to Article Nine hereof), such Security shall cease to accrue interest after the Offer Payment Date;

               (6) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed and, if the Offer Payment Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date to the Paying Agent at the address specified in the notice at least five days before the Offer Payment Date;

               (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one business day prior to the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount and certificate numbers of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

               (8) that if Securities in a principal amount in excess of the Offer Amount are tendered and not withdrawn pursuant to the Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

               (9) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

               Before an Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (8) above), (ii) deposit with the Paying Agent U.S. Legal Tender and Securities, if any, acquired in the manner described in clause (b), above, sufficient to pay the purchase price of all Securities or portions thereof so accepted or to be credited against the Offer Amount and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer as soon as practicable on or after the Offer Payment Date. For purposes of this Section 3.10, the Trustee shall act as the Paying Agent.

SECTION 3.11.  Change of Control.

               (a) In the event of any Change of Control, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any portion (in integral multiples of $1,000) of such Holder's Securities on the date (the "Change of Control Payment Date") which is 20 business days after the date the Change of Control Notice (as defined below) is mailed (or such later date as is required by applicable law) at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date; provided, that the Company shall not be obligated to purchase any of such Securities unless Holders of at least 10% of the Securities outstanding at the Change of Control Payment Date (other than Securities held by the Company and its Affiliates) shall have tendered their Securities for repurchase. In addition, in the event of any Change of Control, the Company will not, and will not permit any Subsidiaries to, purchase or redeem any Indebtedness ranking junior to the Securities pursuant to any analogous provisions prior to the Change of Control Payment Date.

               (b) The Company, or at the request of the Company, the Trustee, shall send, by first-class mail, postage prepaid, to all Holders, within five business days after the occurrence of each Change of Control, a notice of the occurrence of such Change of Control (the "Change of Control Notice"), specifying a date by which a Holder must notify the Company of such Holder's intention to exercise the repurchase right and describing the procedure that such Holder must follow to exercise such right. The Company is required to deliver a copy of such notice to the Trustee and to cause a copy of such notice to be published in a daily newspaper of national circulation.

               Each Change of Control Notice shall state:

               (1) the Change of Control Payment Date;

               (2) the date by which the repurchase right must be exercised;

               (3) the price at which the repurchase is to be made, if the repurchase right is exercised; and

               (4) a description of the procedure which the Holder must follow to exercise a repurchase right.

               No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Company shall comply with all applicable Federal and state securities laws in connection with each Change of Control Notice.

               (c) To exercise the repurchase right, the Holder shall deliver, on or before the fifth calendar day prior to the Change of Control Payment Date, written notice (which shall be irrevocable) to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, and (ii) if the Change of Control Payment Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date.

               (d) A "Change of Control" shall be deemed to occur if (i) the Company has any other Indebtedness outstanding (other than Indebtedness under a bank credit agreement or similar bank financing) which provides for a Change of Control (as defined in the instrument governing such Indebtedness) if Ian M. Cumming or Joseph S. Steinberg ceases to beneficially own, in the aggregate, a certain percentage of the outstanding Common Shares, which percentage ownership requirement is in excess of 10%, and a Change of Control (as defined in the instrument governing such Indebtedness) occurs under such Indebtedness or (ii) at any time when the Company does not have any other Indebtedness outstanding of the type referred to in clause (i), Ian M. Cumming or Joseph S. Steinberg, individually or in the aggregate, sells, transfers or otherwise disposes of (a "Disposition"), after the date hereof, Common Shares so that, after giving effect thereto, the sole beneficial ownership of outstanding Common Shares by Mr. Cumming and/or Mr. Steinberg would, in the aggregate, fall below 10% of the then outstanding Common Shares; provided, that no Change of Control shall be deemed to have occurred under clause (ii) if the Securities are rated by Moody's or S&P as Investment Grade both at the time of such Disposition and for a period of 90 days from the date of such Disposition (it being understood that, with respect to the foregoing proviso, a Change of Control shall be deemed to occur on the first date during such 90-day period when the Securities are rated below Investment Grade by both Moody's and S&P). The term "Common Shares" shall include any securities issued as dividends or distributions on the Common Shares. For purposes hereof, "sole beneficial ownership" of Common Shares shall be deemed to include (i) all Common Shares received after June 15, 1992 from Mr. Cumming or Mr. Steinberg by any member of their respective immediate families or by any trust for the benefit of either of them or any member of their respective immediate families (a "Recipient"), which Common Shares remain held by a Recipient during the lifetime of Mr. Cumming or Mr. Steinberg (unless sold, transferred or disposed of by such Recipient during the lifetime of Mr. Cumming or Mr. Steinberg, as the case may be, in which case such Disposition by such Recipient shall constitute a Disposition by Mr. Cumming or Mr. Steinberg, as the case may be) and (ii) after the death of Mr. Cumming and/or Mr. Steinberg, all Common Shares owned as of the date of death by the decedent, and any Recipient of the decedent, regardless of whether such Recipient continues to own such Common Shares after the date of death. In determining the number of outstanding Common Shares then held by Messrs. Cumming and Steinberg and the total number of outstanding Common Shares, there shall be excluded Common Shares issued by the Company after December 31, 1991, or the conversion into or exchange for, after December 31, 1991, Common Shares or securities convertible into or exchangeable for Common Shares.

SECTION 3.12. Limitation on Incurrence of Additional Indebtedness
              by the Company and on Incurrence of Additional
              Indebtedness and Issuance of Preferred Stock by Its
              Subsidiaries.

               (a) The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, or guarantee the payment of any Indebtedness, and shall not permit any of its Subsidiaries to issue any Preferred Stock, if, at the time of such event and after giving effect thereto on a pro forma basis, the Company's ratio of Consolidated Debt to Consolidated Tangible Net Worth, as of the most recent date for which consolidated financial statements are available and adjusted for the incurrence of all Indebtedness and the issuance of all Preferred Stock by Subsidiaries (other than Permitted Indebtedness) since that date, would be greater than 1.75 to 1.

               (b) Paragraph (a) of this Section 3.12 shall not preclude the incurrence of Permitted Indebtedness.

SECTION 3.13.  Limitation on Issuance of
               Other Subordinated Debt.

               The Company shall not issue, assume, guarantee, incur or otherwise become liable, directly or indirectly, for any Indebtedness subordinate or junior in ranking in any respect to any Senior Indebtedness but senior in right of payment to the Securities.

SECTION 3.14.  Restriction on Investments
               by Insurance Subsidiaries.

               The Company shall not permit any Subsidiary which is an insurance company to make, directly or indirectly, any Investment other than in Investment Grade Securities if, after giving effect thereto at the time of such Investment, less than 80% of the aggregate Investments of such insurance company would consist of Investment Grade Securities, valuing

Investments for purposes of this restriction at original cost. The foregoing restriction shall not (i) apply to Investments in the Company or any Subsidiary of the Company, (ii) prevent the Company or its Subsidiaries from acquiring the Capital Stock of, or all or substantially all of the assets of, an insurance company or (iii) apply to securities issued in a restructuring or exchange offer or similar transaction offered generally to all holders of another security then held by such Subsidiary.

SECTION 3.15.  Limitation on Certain Payments
               or Investments.

               (a) In the event of any Certain Payment or Investment, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any portion (in integral multiples of $1,000) of such Holder's Securities on the date (the "Certain Payment or Investment Payment Date") which is 20 business days after the date the Certain Payment or Investment Notice (as defined below) is mailed (or such later date as is required by applicable law) at 101% of the principal amount thereof, plus accrued interest to the Certain Payment or Investment Payment Date; provided, that the Company shall not be obligated to purchase any of such Securities unless Holders of at least 10% of the Securities outstanding at the Certain Payment or Investment Payment Date (other than Securities held by the Company and its Affiliates) shall have tendered their Securities for repurchase. In addition, in the event of any Certain Payment or Investment, the Company will not, and will not permit any Subsidiaries to, purchase or redeem any Indebtedness ranking junior to the Securities pursuant to any analogous provisions on or prior to the Certain Payment or Investment Payment Date.

               (b) The Company, or at the request of the Company, the Trustee, shall send, by first-class mail, postage prepaid, to all Holders, within five business days after the occurrence of each Certain Payment or Investment, a notice of the occurrence of such Certain Payment or Investment (the "Certain Payment or Investment Notice"), specifying a date by which a Holder must notify the Company of such Holder's intention to exercise the repurchase right and describing the procedure that such Holder must follow to exercise such right. The Company is required to deliver a copy of such notice to the Trustee and to cause a copy of such notice to be published in a daily newspaper of national circulation.

               Each Certain Payment or Investment Notice shall state:

               (1) the Certain Payment or Investment Payment Date;

               (2) the date by which the repurchase right must be exercised;

               (3) the price at which the repurchase is to be made, if the repurchase right is exercised; and

               (4) a description of the procedure which the Holder must follow to exercise a repurchase right.

               No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Company shall comply with all applicable Federal and state securities laws in connection with each Certain Payment or Investment Notice.

               (c) To exercise the repurchase right, the Holder shall deliver, on or before the fifth calendar day prior to the Certain Payment or Investment Payment Date, written notice (which shall be irrevocable) to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, and (ii) if the Certain Payment or Investment Payment Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date.

                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

SECTION 4.01.  When Company May Merge, etc.

               The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (it being understood that a sale of less than 90% of the Company's total assets shall not be deemed a sale of substantially all of the Company's assets), in one transaction or a series of related transactions, to any Person unless:

               (1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture in a form satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture;

               (3) immediately before and immediately after such transaction no Default or Event of Default exists;

               (4) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition shall have been made, would be permitted by the provisions of Section 3.12(a) to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness); and

               (5) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition shall have been made, shall immediately thereafter have a Consolidated Net Worth (after purchase accounting adjustments) at least equal to the Consolidated Net Worth of the Company immediately preceding such transaction.

               The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental Indenture comply with this Indenture.

SECTION 4.02.  Successor Corporation Substituted.

               Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                  ARTICLE FIVE

                              DEFAULTS AND REMEDIES

SECTION 5.01.  Events of Default.

               An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days (and whether or not such payment would be subject to Article Nine);

               (2) the Company defaults in the payment of the principal (including premium, if any) of any Security when the same becomes due and payable at maturity or otherwise (and whether or not such payment would be subject to Article Nine);

               (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such default continues for the period and after the notice specified below;

               (4) the Company or any Material Subsidiary either (A) defaults in the payment when due of principal of, interest on, or other amounts payable in respect of, or (B) fails to perform or comply with any of its other agreements in respect of, any of its respective Indebtedness (other than the Securities) in the aggregate principal or like amount of $15,000,000 or more, and such Indebtedness shall be or shall have been declared to be due and payable immediately, and such acceleration shall not have been rescinded or annulled;

               (5) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case or proceeding,

                      (B) consents to the entry of an order for relief
               against it in an involuntary case or proceeding,

                      (C) consents to the appointment of a Custodian of
               it or for all or substantially all of its property, or

                      (D) makes a general assignment for the benefit of
               its creditors, or

               (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief (with respect to the petition commencing such case) against the Company or any Material Subsidiary in an involuntary case or proceeding,

                      (B) appoints a Custodian of the Company or any
               Material Subsidiary or for all or substantially all of its respective property, or

                      (C) orders the liquidation of the Company or any
               Material Subsidiary,

and the order or decree remains unstayed and in effect for 60 days.

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               A Default under clause (3) of this Section 5.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 5.02.  Acceleration.

               If an Event of Default (other than an Event of Default with respect to the Company specified in clause (5) or (6) of Section 5.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of, and the accrued interest on, all of the Securities then outstanding due and payable immediately. Upon such declaration such principal and interest shall be due and immediately payable.

               If an Event of Default with respect to the Company specified in clause (5) or (6) of Section 5.01 occurs, all unpaid principal of and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               Notwithstanding anything to the contrary in the preceding two paragraphs, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree. When a Default or Event of Default is cured or waived, it ceases to exist.

SECTION 5.03.  Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 5.04.  Waiver of Past Defaults.

               Subject to Sections 5.07 and 8.02, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal of, or interest on, any Security.

SECTION 5.05.  Control by Majority.

               The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, as such, or that would involve the Trustee in personal liability.

SECTION 5.06.  Limitation on Remedies.

               Except as provided in Section 5.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) no direction inconsistent with the request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities.

               A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over other Securityholders.

SECTION 5.07.  Rights of Holders To Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Security as set forth in this Indenture to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08.  Collection Suit by Trustee.

               If an Event of Default in payment of interest or principal specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 5.09.  Trustee May File Proofs of Claim.

               (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

               (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 5.10.  Priorities.

               If the Trustee collects any money pursuant to this Article Five, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section
        6.07;

               Second: to Holders of Senior Indebtedness to the extent required by Article Nine;

               Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               Fourth:  To the Company.

               The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 5.10.

SECTION 5.11.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE SIX

                                     TRUSTEE

SECTION 6.01.  Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of
Default:

               (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05, and the Trustee shall be entitled from time to time to request such a direction.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

               (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.02.  Rights of Trustee.

               Subject to Section 6.01:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 6.03.  Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.





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                                      -40-

SECTION 6.04.  Trustee's Disclaimer.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 6.05.  Notice of Defaults.

               If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder pursuant to Section 10.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 6.06.  Reports by Trustee to Holders.

               Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a), but only if such report is required in any year under TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

               A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 6.07.  Compensation and Indemnity.

               The Company shall pay the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.


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                                      -41-



               The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

               The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

               To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

               When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 5.01(5) or (6), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy law.



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                                      -42-


SECTION 6.08.  Replacement of Trustee.

               The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing. The Company may remove the Trustee if:

               (1)    the Trustee fails to comply with Section 6.10;

               (2)    the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting as Trustee hereunder.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a




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                                      -43-


successor Trustee. Any successor Trustee shall comply with TIA ss. 310(a)(5).

SECTION 6.09.  Successor Trustee by Merger, etc.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

SECTION 6.10.  Eligibility; Disqualification.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA ss. 310(b).

SECTION 6.11.  Preferential Collection of
               Claims Against Company.

               The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

SECTION 7.01.  Termination of Company's Obligations.

               The Company may terminate all of its obligations under the Securities and this Indenture if:

               (a) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has been paid all sums payable by it hereunder; or

               (b)    (1)  the Securities mature within one year, and



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                                      -44-



                      (2) the Company irrevocably deposits in trust with the Trustee immediately available funds or U.S. Government
        Obligations sufficient to pay principal and interest on the Securities to maturity.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07,
6.07 and 6.08 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 6.07 shall survive.

               Upon receipt, in the case of (a) or (b) above in this Section 7.01, by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

               In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

               The term "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 7.02.  Application of Trust Money.

               The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article Nine and need not be segregated from other funds except to the extent required by law.

SECTION 7.03.  Repayment to Company.

               The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall




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                                      -45-


pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 7.04.  Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 7.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.  Without Consent of Holders.

               The Company may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

               (1)    to cure any ambiguity, defect or inconsistency;

               (2)    to comply with Section 4.01;



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


                                      -46-



               (3) to provide for uncertificated Securities in addition to certificated Securities;

               (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Identure under the TIA; or

               (5) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder.

               Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Securityholders hereunder.

SECTION 8.02.  With Consent of Holders.

               Subject to Section 5.07, the Company, when authorized by a resolution of its Board of Directors, may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04, may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or change or extend the time for payment of principal of or interest on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security;

               (4) waive a default in the payment of the principal of or interest on any Security;

               (5) make any Security payable in money other than that stated in the Security;

               (6) make any change in the subordination of the Securities in a manner that is adverse to the Holders; or



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                                      -47-


               (7)    make any change in this Section, Section 5.04 or
        Section 5.07.

               Notwithstanding the above and Section 5.07, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Company with Sections 3.10 and 3.11 of this Indenture.

               It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

               After an amendment or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver, consent or supplemental indenture. Except as otherwise provided in this Section 8.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Securities.

SECTION 8.03.  Compliance with Trust Indenture Act.

               Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 8.04.  Revocation and Effect of Consents.

               A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, until an amendment or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.




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                                      -48-


               After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (7) of Section 8.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 8.05.  Notation on or Exchange of Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 8.06.  Trustee Protected.

               The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article Six) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE NINE

                                  SUBORDINATION

SECTION 9.01.  Securities Subordinated to Senior Indebtedness.

               The Company agrees, and each Holder of the Securities by its acceptance thereof likewise agrees, that the payment of all Obligations with respect to the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.





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                                      -49-

               This Article Nine shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders and/or each of them may enforce such provisions. No amendment of any provision of this Article Nine shall be effective as against any holder of Senior Indebtedness who has not consented thereto.

SECTION 9.02. Company Not To Make Payments with Respect to Securities in Certain Circumstances.

               (a) Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all Obligations thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of any Obligations with respect to the Securities or to acquire any of the Securities.

               (b) Upon the happening of an event of default (or if any event of default would result upon any payment with respect to the Securities) with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal or interest on such Senior Indebtedness (a "non-payment default"), upon written notice thereof given to the Company and the Trustee by the holders of such Senior Indebtedness or their representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company of any Obligations with respect to the Securities or to acquire any of the Securities; provided, however, that in the event of a non-payment default, such payment blockage shall not exceed a period of 179 days commencing on the date of receipt by the Company of written notice of such non-payment default or event of default by a holder of such Senior Indebtedness or by their representatives; provided, that during any 360-day period the aggregate of all payment blockage periods pursuant hereto shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each 360-day period when no payment blockage period pursuant hereto is in effect.

               (c) In the event that, notwithstanding the provisions of this
Section 9.02, the Company shall make any payment to the Trustee or the Holders on account of any Obligations



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




                                      -50-


with respect to the Securities, after the happening of a default in payment of the principal on Senior Indebtedness or an event of default in respect of the payment of interest on Senior Indebtedness or after receipt by the Company and the Trustee of written notice as provided in this Section 9.02 of an event of default with respect to any Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 9.06 and 9.07) shall be held by the Trustee or Holders, as the case may be, in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 9.03.  Securities Subordinated to Prior Payment of
               All Senior Indebtedness on Dissolution,
               Liquidation or Reorganization of Company.

               Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company:

               (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due thereon (including without limitation interest accruing after the commencement of any such proceeding at the rate specified in the respective Senior Indebtedness) before the Holders of the Securities are entitled to receive any payment on account of any Obligations with respect to the Securities;



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                                      -51-


               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Nine, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

               (c) in the event that notwithstanding the foregoing provisions of this Section 9.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities on account of any Obligations with respect to the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section 9.06 and 9.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

               The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 9.04.  Securityholders To Be Subrogated to
               Rights of Holders of Senior Indebtedness.

               Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such




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                                      -52-


subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article which otherwise would have been made to the Holders of the Securities shall, as between the Company and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Nine are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 9.05.  Obligation of the Company Unconditional.

               Nothing contained in this Article Nine or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Nine of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Nine, the Trustee, subject to the provisions of Sections 6.01 and 6.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Nine.



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                                      -53-


SECTION 9.06.  Trustee Entitled To Assume Payments
               Not Prohibited in Absence of Notice.

               The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless it shall have received at its corporate trust department written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.

SECTION 9.07.  Application by Trustee of Monies
               Deposited with It.

               Except as provided in Section 7.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of interest on any Securities shall be subject to the provisions of Sections 9.01, 9.02, 9.03 and 9.04 except that, if prior to the third business day prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal or the interest on any Security) the Trustee or, in the case of any such deposit of monies with a Paying Agent, the Paying Agent shall not have received with respect to such monies the notice provided for in Section 9.06, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such third business day. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Nine, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Nine,




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                                      -54-


and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

               The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article Nine.

SECTION 9.08.  Subordination Rights Not Impaired
               by Acts or Omissions of Company or
               Holders of Senior Indebtedness.

               No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 9.09.  Securityholders Authorize Trustee To
               Effectuate Subordination of Securities.

               Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Nine and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and the causing of said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 9.10.  Right of Trustee To Hold Senior Indebtedness.

               The Trustee shall be entitled to all of the rights set forth in this Article Nine in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 9.11.  Article Nine Not To Prevent Events of Default.

               The failure to make a payment on account of principal or interest by reason of any provision in this Article Nine shall not be construed as preventing the occurrence of an Event of Default under Section 5.01.

SECTION 9.12.  Ranking; Designation.

               The Securities rank senior in right of payment to the 5 1/4% Debentures and pari passu in right of payment to the 10 3/8% Notes and the 8 1/4% Notes. The Indebtedness evidenced by the Securities is hereby irrevocably designated as "Senior Indebtedness" for purposes of the Indenture dated as of February 1, 1993 between the Company and First Trust National Association, as trustee, pursuant to which the 5 1/4% Debentures were issued.

                                   ARTICLE TEN

                                  MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.02.  Notices.

               Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested) addressed as follows:

               If to the Company:

                      Leucadia National Corporation
                      315 Park Avenue South
                      New York, New York  10010

                      Attention:  Secretary

               With a copy to:

                      Weil Gotshal & Manges
                      767 Fifth Avenue
                      New York, New York  10153

                      Attention:  Stephen E. Jacobs, Esq.

               If to the Trustee:

                      Attention:  Corporate Trust Department

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a Securityholder shall be mailed to him by first-class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notices or communications to Securityholders it shall mail a copy to the Trustee and each Agent at the same time. All notices or communications shall be in writing.

SECTION 10.03.  Communication by Holders with Other Holders.

               Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 10.04.  Certificate and Opinion as
                to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.  Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 10.06.  When Treasury Securities Disregarded.

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 10.07.  Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 10.08.  Legal Holidays.

               A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York, New York or Boston, Massachusetts are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 10.09.  Governing Law.

               The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of laws.

SECTION 10.10.  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11.  No Recourse Against Others.

               All liability described in paragraph 17 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 10.12.  Successors.

               All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.13.  Duplicate Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 10.14.  Separability.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES

                                       LEUCADIA NATIONAL CORPORATION



                                       By ______________________________________
                                          Name:
                                          Title:

                                                                      (Seal)

Attest:


By___________________________
  Name:
  Title:

                                       [                         ]





                                       By ______________________________________
                                          Name:
                                          Title:

                                                                      (Seal)

                                                                       EXHIBIT A

                               [Form of Security]

               [ ]% SENIOR SUBORDINATED NOTE DUE OCTOBER [ ], 2006

No.                                                           $


                          LEUCADIA NATIONAL CORPORATION

                            (a New York corporation)


promises to pay to ____________________
or registered assigns
the principal sum of              Dollars on October [ ], 2006.

                Interest Payment Dates: April [ ] and October [ ]

                    Record Dates: [         ] and [        ]

Dated:

                                       LEUCADIA NATIONAL CORPORATION



                                       _________________________________________
                                               Chairman of the Board

                                       [Seal]

Attest:



__________________________________
          Secretary

Certificate of Authentication

This Note is one of the Securities
referred to in the within-mentioned
Indenture.

[                  ], TRUSTEE



By__________________________________
          Authorized Signatory


[Seal]

                          LEUCADIA NATIONAL CORPORATION

               [ ]% Senior Subordinated Note due October [ ], 2006

1.      Interest.

               Leucadia National Corporation (the "Company") promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April [ ] and October [ ] of each year commencing April [ ], 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October [ ], 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.      Method of Payment.

               The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the [ ] or [ ] next preceding the interest payment date even though Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.      Paying Agent, Registrar.

               Initially, [                       ] will act as Paying Agent and
Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries (as defined in the Indenture) may act in any such capacity.

4.      Indenture.

               The Company issued the Notes under an Indenture dated as of October [ ], 1996 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured subordinated obligations of the Company limited to $135,000,000 aggregate principal amount, except as otherwise provided in the Indenture.

5.      Subordination.

               The Notes are subordinated to Senior Indebtedness, which is defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each Noteholder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

6.      Maintenance of Consolidated Tangible Net Worth.

               If, on the last day of each of any two consecutive fiscal quarters of the Company (the last day of the second such fiscal quarter being referred to herein as the "Deficiency Date") the Company's Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth, then the Company is required, no later than 65 days after a Deficiency Date (110 days if a Deficiency Date is the last day of the Company's fiscal year), to make an offer to purchase (an "Offer") 10% of the aggregate principal amount of Notes originally issued (the "Offer Amount") at a purchase price of 100% of the principal amount of such Notes, plus accrued interest to the date of purchase. If the aggregate principal amount of Notes tendered to the Company exceeds the Offer Amount, the Company is required to purchase the Notes tendered to it pro rata among such Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased). The Company may reduce the principal amount of Notes to be purchased pursuant to the Offer by subtracting 100% of the principal amount of Notes acquired by the Company subsequent to the Deficiency Date through purchase (otherwise than pursuant to this provision, pursuant to a Change of Control offer or pursuant to a Certain Payment or Investment offer) or exchange, and surrendered for cancellation.

7.      Change of Control.

               In the event of a Change of Control of the Company, each Holder shall have the right, at such Holder's option, to require the Company to buy all or any portion of such Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the date of purchase.

8.      Certain Payments or Investments.

               In the event of a Certain Payment or Investment by the Company, each Holder shall have the right, at such Holder's option, to require the Company to buy all or any portion of such Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the date of purchase.

9.      Restrictive Covenants.

               The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company to pay dividends and to make certain other distributions and payments and the ability of the Company and its Subsidiaries to make certain Investments or redeem, retire or repurchase or acquire for value shares of Capital Stock of the Company, the ability of the Company and the Subsidiaries to incur additional Indebtedness and the ability of the Company and the Subsidiaries to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

10.     Denominations, Transfer, Exchange.

               The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11.     Persons Deemed Owners.

               The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

12.     Unclaimed Money.

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Noteholders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

13.     Amendment, Supplement, Waiver.

               Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Noteholder, the Company may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Noteholder.

14.     Successor Corporation.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

15.     Defaults and Remedies.

               The terms of the Notes include the Events of Default as set forth in Section 5.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish quarterly compliance certificates to the Trustee.

16.     Trustee Dealings with Company.

               [        ], the Trustee under the Indenture, in its individual or
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

17.     No Recourse Against Others.

               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.     Authentication.

               This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

19.     Abbreviations.

               Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

               The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

               ___________________________________________
               :                                          :
               ___________________________________________
               (Insert assignee's soc. sec. or tax ID no.)



________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

________________________________________________________________________________

Your Signature:
                    ____________________________________________________________
                    (Sign exactly as your name appears on the other side of this Note)


Date:  _______________________

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 3.10, Section 3.11 or Section 3.15 of the Indenture, check the appropriate box:

                      Section 3.10 [   ]
                      Section 3.11 [   ]
                      Section 3.15 [   ]

               If you want to have only part of this Note purchased by the Company pursuant to Section 3.10, Section 3.11 or Section 3.15 of the Indenture, state the amount (in integral multiples of $1,000):

$

Date: _____________________                 Signature:__________________________
                                                      (Sign exactly as your
                                                      name appears on the
                                                      other side of this
                                                      Note)


Signature Guarantee: ___________________________________________________________